UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2010

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408)519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 8, 2010, we announced financial results for our fourth quarter and fiscal year ended January 31, 2010. Net service revenues were $38.4 million in the fourth quarter of fiscal year 2010, a decrease from the $44.1 million in the same prior year period. Net technology revenues increased to $6.8 million in the fourth quarter ended January 31, 2010 from $4.4 million in the fourth quarter ended January 31, 2009. Included in the fourth quarter ended January 31, 2010, was recognition of Comcast development revenues of $2.9 million. The net loss for the quarter was ($10.2) million or ($0.09) per basic and diluted share, compared to a net loss of ($3.6) million or ($0.04) per basic share and diluted share, for the quarter ended January 31, 2009. We ended this quarter with approximately $245 million in cash and short term investments, compared to approximately $207 million in cash and short term investments in the same prior year period. Additionally, we continue to have no debt.

As of January 31, 2010 our total subscriptions were approximately 2.6 million. TiVo-Owned subscription gross additions were 46,000 for the quarter, compared to 59,000 in the fourth quarter fiscal year 2009. TiVo-Owned net subscription losses were 72,000 in the quarter ended January 31, 2010 as compared to 4,000 in the quarter ended January 31, 2009. Our monthly churn rate was 2.6% for the quarter ended January 31, 2010 and TiVo-Owned subscriptions were approximately 1.5 million compared to 1.7 million a year ago. The installed base of MSO/Broadcasters’ TiVo subscriptions was approximately 1.1 million compared to approximately 1.7 million a year ago.

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and share amounts)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009
Revenues
Service revenues	$38,442	$44,115	$159,772	$188,408
Technology revenues	6,821	4,353	29,907	20,126
Hardware revenues	23,190	10,712	47,907	41,133

Net revenues	68,453	59,180	237,586	249,667
Cost of revenues
Cost of service revenues (1)	10,876	11,180	40,878	44,603
Cost of technology revenues (1)	4,434	2,740	20,703	12,300
Cost of hardware revenues	27,962	15,764	65,909	57,742

Total cost of revenues	43,272	29,684	127,490	114,645

Gross margin	25,181	29,496	110,096	135,022

Research and development (1)	18,245	15,459	63,039	62,083
Sales and marketing (1)	6,385	6,517	23,270	24,944
Sales and marketing, subscription acquisition costs	2,022	1,690	5,048	6,038
General and administrative (1)	10,167	11,382	44,801	42,931
Litigation proceeds	—	—	—	(87,811)

Total operating expenses	36,819	35,048	136,158	48,185

Income (loss) from operations	(11,638)	(5,552)	(26,062)	86,837
Interest income, includes $16,789 related to litigation proceeds in the twelve months ended January 31, 2009	426	423	1,039	18,636
Interest expense and other	(4)	(278)	83	(553)

Income (loss) before income taxes	(11,216)	(5,407)	(24,940)	104,920
Benefit (provision) for income taxes	1,035	1,840	1,024	(1,328)

Net income (loss)	$(10,181)	$(3,567)	$(23,916)	$103,592

Net income (loss) per common share - basic	$(0.09)	$(0.04)	$(0.23)	$1.03

Net income (loss) per common share - diluted	$(0.09)	$(0.04)	$(0.23)	$1.01

Weighted average common shares used to calculate basic net income (loss) per share	108,712,620	101,303,123	106,182,488	100,389,980

Weighted average common shares used to calculate diluted net income (loss) per share	108,712,620	101,303,123	106,182,488	102,595,607

(1) Includes stock-based compensation expense as follows :

Cost of service revenues	$266	$229	$1,098	$903
Cost of technology revenues	512	477	2,319	2,071
Research and development	2,152	2,235	8,604	8,805
Sales and marketing	668	557	2,567	2,089
General and administrative	2,553	2,501	10,766	9,552

TIVO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share and share amounts)

(unaudited)

	January 31, 2010	January 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$70,891	$162,337
Short-term investments	173,691	44,991
Accounts receivable, net of allowance for doubtful accounts of $409 and $770	16,996	14,283
Inventories	12,110	13,027
Prepaid expenses and other, current	7,287	4,896

Total current assets	280,975	239,534
LONG-TERM ASSETS
Property and equipment, net	10,098	10,285
Purchased technology, capitalized software, and intangible assets, net	9,565	10,597
Prepaid expenses and other, long-term	1,263	1,268
Long-term investments	7,512	3,944

Total long-term assets	28,438	26,094

Total assets	$309,413	$265,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$20,712	$9,844
Accrued liabilities	24,786	25,054
Deferred revenue, current	38,952	47,560

Total current liabilities	84,450	82,458
LONG-TERM LIABILITIES
Deferred revenue, long-term	28,990	28,557
Other long-term liabilities	231	126

Total long-term liabilities	29,221	28,683

Total liabilities	113,671	111,141
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001:
Authorized shares are 10,000,000;
Issued and outstanding shares - none	—	—
Common stock, par value $0.001:
Authorized shares are 275,000,000;
Issued shares are 110,434,022 and 103,604,015, respectively and outstanding shares are 109,869,062 and 103,370,523, respectively	110	104
Additional paid-in capital	896,695	829,273
Accumulated deficit	(696,112)	(672,196)
Treasury stock, at cost - 564,960 shares and 233,492 shares, respectively	(4,325)	(1,659)
Accumulated other comprehensive loss	(626)	(1,035)

Total stockholders’ equity	195,742	154,487

Total liabilities and stockholders’ equity	$309,413	$265,628

TIVO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve Months Ended January 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(23,916)	$103,592
Adjustments to reconcile net income(loss) to net cash provided by(used in) operating activities:
Depreciation and amortization of property and equipment and intangibles	9,160	9,783
Stock-based compensation expense	25,354	23,420
Inventory write-down	—	—
Utilization of trade credits	90	638
Allowance for doubtful accounts	(7)	471
Changes in assets and liabilities:
Accounts receivable	(2,706)	5,265
Inventories	917	4,721
Prepaid expenses and other	(2,476)	(1,497)
Accounts payable	10,282	(14,623)
Accrued liabilities	(220)	(4,530)
Deferred revenue	(8,175)	(21,352)
Deferred rent and other long-term liabilities	105	(183)

Net cash provided by operating activities	$8,408	$105,705

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(309,370)	(49,976)
Sales or maturities of short-term investments	180,911	20,300
Purchase of long-term investment	(3,400)	—
Acquisition of property and equipment	(5,324)	(4,549)
Acquisition of capitalized software and intangibles	(2,031)	(319)

Net cash used in investing activities	$(139,214)	$(34,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock related to exercise of common stock options	37,958	9,240
Proceeds from issuance of common stock related to employee stock purchase plan	4,116	3,963
Treasury Stock - repurchase of stock for tax withholding	(2,666)	(813)
Payment under capital lease obligation	(48)	(26)

Net cash provided by financing activities	$39,360	$12,364

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$(91,446)	$83,525

CASH AND CASH EQUIVALENTS:
Balance at beginning of period	162,337	78,812

Balance at end of period	$70,891	$162,337

TIVO INC.

OTHER DATA

Subscriptions

	Three Months Ended January 31,		Twelve Months Ended January 31,
(Subscriptions in thousands)	2010	2009	2010	2009
TiVo-Owned Subscription Gross Additions	46	59	148	187

Subscription Net Additions/(Losses):
TiVo-Owned	(72)	(4)	(189)	(91)
MSOs/Broadcasters	(59)	(121)	(541)	(520)

Total Subscription Net Additions/(Losses)	(131)	(125)	(730)	(611)

Cumulative Subscriptions:
TiVo-Owned	1,465	1,654	1,465	1,654
MSOs/Broadcasters	1,140	1,681	1,140	1,681

Total Cumulative Subscriptions	2,605	3,335	2,605	3,335
% of TiVo-Owned Cumulative Subscriptions paying recurring fees	58%	59%	58%	59%

Included in the 1,465,000 TiVo-Owned subscriptions are approximately 279,000 lifetime subscriptions that have reached the end of the period TiVo uses to recognize lifetime subscription revenue. These lifetime subscriptions no longer generate subscription revenue.

Subscriptions. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our relative position in the marketplace and to forecast future potential service revenues. The TiVo-Owned lines refer to subscriptions sold directly or indirectly by TiVo to consumers who have TiVo-enabled DVRs and for which TiVo incurs acquisition costs. The MSOs/Broadcasters lines refer to subscriptions sold to consumers by MSOs/Broadcasters such as DIRECTV, Cablevision Mexico, Seven (Australia), and Comcast for which TiVo expects to incur little or no acquisition costs. Additionally, we provide a breakdown of the percent of TiVo-Owned subscriptions for which consumers pay recurring fees, including on a monthly and a prepaid one, two, or three year basis, as opposed to a one-time prepaid product lifetime fee.

We define a “subscription” as a contract referencing a TiVo-enabled DVR for which (i) a consumer has committed to pay for the TiVo service and (ii) service is not canceled. We count product lifetime subscriptions in our subscription base until both of the following conditions are met: (i) the period we use to recognize product lifetime subscription revenues ends; and (ii) the related DVR has not made contact to the TiVo service within the prior six month period. Product lifetime subscriptions past this period which have not called into the TiVo service for six months are not counted in this total. Effective November 1, 2008, we extended the period we use to recognize product lifetime subscription revenues from 54 months to 60 months for all product lifetime subscriptions acquired on or before October 31, 2007. We now amortize all product lifetime subscriptions over a 60 month period. We are not aware of any uniform standards for defining subscriptions and caution that our presentation may not be consistent with that of other companies. Additionally, the subscription fees that some of our MSOs/Broadcasters pay us may be based upon a specific contractual definition of a subscriber or subscription which may not be consistent with how we define a subscription for our reporting purposes.

TIVO INC.

OTHER DATA - KEY BUSINESS METRICS

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Churn Rate	2010	2009	2010	2009
	(In thousands, except churn rate per month)
Average TiVo-Owned subscriptions	1,506	1,656	1,577	1,695
TiVo-Owned subscription cancellations	(118)	(63)	(337)	(278)

TiVo-Owned Churn Rate per month	-2.6%	-1.3%	-1.8%	-1.4%

TiVo-Owned Churn Rate per Month. Management reviews this metric, and believes it may be useful to investors, in order to evaluate our ability to retain existing TiVo-Owned subscriptions (including both monthly and product lifetime subscriptions) by providing services that are competitive in the market. Management believes factors such as service enhancements, service commitments, higher customer satisfaction, and improved customer support may improve this metric. Conversely, management believes factors such as increased competition, lack of competitive service features such as high definition television recording capabilities in our lowest cost product offerings, current economic conditions, and increased price sensitivity may cause our TiVo-Owned Churn Rate per month to increase.

We define the TiVo-Owned Churn Rate per month as the total TiVo-Owned subscription cancellations in the period divided by the Average TiVo-Owned subscriptions for the period (including both monthly and product lifetime subscriptions), which then is divided by the number of months in the period. We calculate Average TiVo-Owned subscriptions for the period by adding the average TiVo-Owned subscriptions for each month and dividing by the number of months in the period. We calculate the average TiVo-Owned subscriptions for each month by adding the beginning and ending subscriptions for the month and dividing by two. We are not aware of any uniform standards for calculating churn and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2010	2009	2010	2009
Subscription Acquisition Costs	(In thousands, except SAC)

Sales and marketing, subscription acquisition costs	$2,022	$1,690	$5,048	6,038
Hardware revenues	(23,190)	(10,712)	(47,907)	(41,133)
Less: MSOs/Broadcasters-related hardware revenues	12,818	362	14,497	9,333
Cost of hardware revenues	27,962	15,764	65,909	57,742
Less: MSOs/Broadcasters-related cost of hardware revenues	(12,064)	(385)	(13,706)	(8,590)

Total Acquisition Costs	7,548	6,719	23,841	23,390

TiVo-Owned Subscription Gross Additions	46	59	148	187

Subscription Acquisition Costs (SAC)	$164	$114	$161	$125

Subscription Acquisition Cost or SAC. Management reviews this metric, and believes it may be useful to investors, in order to evaluate trends in the efficiency of our marketing programs and subscription acquisition strategies. We define SAC as our total TiVo-Owned acquisition costs for a given period divided by TiVo-Owned subscription gross additions for the same period. We define total acquisition costs as sales and marketing, subscription acquisition costs less net TiVo-Owned related hardware revenues (defined as TiVo-Owned related gross hardware revenues less rebates, revenue share and market development funds paid to retailers) plus TiVo-Owned related cost of hardware revenues. The sales and marketing, subscription acquisition costs line item includes advertising expenses and promotion-related expenses directly related to subscription acquisition activities, but does not include expenses related to advertising sales. We do not include third parties subscription gross additions, such as MSOs/Broadcasters’ gross additions with TiVo subscriptions, in our calculation of SAC because we typically incur limited or no acquisition costs for these new subscriptions, and so we also do not include MSOs/Broadcasters’ sales and marketing, subscription acquisition costs, hardware revenues, or cost of hardware revenues in our calculation of TiVo-Owned SAC. We are not aware of any uniform standards for calculating total acquisition costs or SAC and caution that our presentation may not be consistent with that of other companies.

	Three Months Ended January 31,		Twelve Months Ended January 31,
TiVo-Owned Average Revenue per Subscription	2010	2009	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$38,442	$44,115	$159,772	$188,408
Less: MSOs/Broadcasters-related service revenues	(4,190)	(5,137)	(14,932)	(22,412)

TiVo-Owned-related service revenues	34,252	38,978	144,840	165,996
Average TiVo-Owned revenues per month	11,417	12,993	12,070	13,833
Average TiVo-Owned per month subscriptions	1,506	1,656	1,577	1,695

TiVo-Owned ARPU per month	$7.58	$7.85	$7.65	$8.16

	Three Months Ended January 31,		Twelve Months Ended January 31,
MSOs/Broadcasters Average Revenue per Subscription	2010	2009	2010	2009
	(In thousands, except ARPU)
Total Service revenues	$38,442	$44,115	$159,772	$188,408
Less: TiVo-Owned-related service revenues	(34,252)	(38,978)	(144,840)	(165,996)

MSOs/Broadcasters-related service revenues	4,190	5,137	14,932	22,412
Average MSOs/Broadcasters revenues per month	1,397	1,712	1,244	1,868
Average MSOs/Broadcasters per month subscriptions	1,165	1,743	1,422	1,939

MSOs/Broadcasters ARPU per month	$1.20	$0.98	$0.88	$0.96

Average Revenue Per Subscription or ARPU. Management reviews this metric, and believes it may be useful to investors, in order to evaluate the potential of our subscription base to generate revenues from a variety of sources, including subscription fees, advertising, and audience research measurement. ARPU does not include rebates, revenue share, and other payments to channel that reduce our GAAP revenues. As a result, you should not use ARPU as a substitute for measures of financial performance calculated in accordance with GAAP. Management believes it is useful to consider this metric excluding the costs associated with rebates, revenue share, and other payments to channel because of the discretionary and varying nature of these expenses and because management believes these expenses, which are included in hardware revenues, net, are more appropriately monitored as part of SAC. We are not aware of any uniform standards for calculating ARPU and caution that our presentation may not be consistent with that of other companies.

We calculate ARPU per month for TiVo-Owned subscriptions by subtracting MSOs/Broadcaster-related service revenues (which includes MSOs/Broadcasters’ subscription service revenues and MSOs/Broadcasters’-related advertising revenues) from our total reported net service revenues and dividing the result by the number of months in the period. We then divide by Average TiVo-Owned subscriptions for the period, calculated as described above for churn rate. The above table shows this calculation.

We calculate ARPU per month for MSOs/Broadcasters’ subscriptions by first subtracting TiVo-Owned-related service revenues (which includes TiVo-Owned subscription service revenues and TiVo-Owned related advertising revenues) from our total reported service revenues. Then we divide average revenues per month for MSOs/Broadcasters’-related service revenues by the average MSOs/Broadcasters’ subscriptions for the period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: March 8, 2010	By:	/s/ ANNA BRUNELLE
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)